As filed with the Securities and Exchange Commission on October 27, 2009

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEWALLIANCE BANCSHARES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	52-2407114
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

     195 Church Street
New Haven, Connecticut 06510
(203)789-2814

(Address and telephone number of
principal executive offices)

Donald T. Chaffee, Executive Vice President and
Interim Chief Financial Officer
195 Church Street
New Haven, Connecticut 06510
(203)789-2795

(Name, address and telephone number of registrant’s
agent for service)

Copies to:
William W. Bouton III
Margaret D. Farrell
Hinckley, Allen & Snyder LLP
20 Church Street
Hartford, Connecticut 06103
(860) 331-2626

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [x]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [x]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	(1) $ 0
Preferred Stock, $.01 par value	0
Warrants	0
Debt Securities	0
Depositary Shares	0
Stock Purchase Contracts	0
Stock Purchase Units	0
Units	0

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price of a number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee subject to the conditions set forth in such rules.

PROSPECTUS

Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Units

We may offer and sell, from time to time, in one or more offerings, any combination of the securities listed above. We may offer and sell these securities in amounts, at prices and on terms as we may determine at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell the securities from time to time in such amounts and with such discounts and commissions as set forth in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and additional offering documents, if any, describing the method and terms of the applicable offering.

We may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters will be stated in the prospectus supplement and other offering material. We may also sell securities directly to investors. If appropriate, discussion of certain risks that you should consider in connection with an investment in the securities will be included or incorporated by reference in a prospectus supplement.

Our common stock trades on the New York Stock Exchange (“NYSE”) under the trading symbol “NAL”. Any common stock that is sold pursuant to any prospectus supplement will be listed for quotation on the NYSE upon official notice of issuance. Unless otherwise indicated in the applicable prospectus supplement, the other securities issued hereby will not be listed on a national securities exchange.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities where the offer or sale is not permitted.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

These securities involve investment risks, including possible loss of principal. Please read carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2009

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information,” and any additional offering documents that we prepare and distribute. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

All references in this prospectus to “NewAlliance,” “Company,” “we,” “our,” and “us” refer to NewAlliance Bancshares, Inc. and its consolidated subsidiaries unless the context otherwise requires.

PART I

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission or “SEC”, using a “shelf” registration process. Under this shelf registration process, NewAlliance and certain holders of its securities may sell the securities described in this prospectus in one or more offerings. Each time securities are sold under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves certain risks inherent to our business. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. Please see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2008, as updated by our subsequent and future filings with the SEC which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in NewAlliance and the particular type of securities being offered under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. You can also find information about us by visiting our web site at www.newalliancebank.com under the tab “Investor Relations.” Information contained in these websites do not constitute part of this prospectus. Our principal office is located at 195 Church Street, New Haven, Connecticut 06510.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This enables us to disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). The SEC file number for these documents is 001-32007.

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 7, 2009;

•	Current Reports on Form 8-K filed on April 22, 2009, April 30, 2009, June 1, 2009, June 23, 2009 and October 14, 2009;

•	The description of our common stock, par value $.01 per share, that is contained in the Registration Statement on Form S-1 filed on September 30, 2003, including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference into the prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. Any statement contained in a document which is or deemed to be incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. These documents are available to you without charge. See “Where You Can Find More Information.”

Upon written or oral request, we will provide any recipient of this prospectus, free of charge, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests should be directed to Judith E. Falango, First Vice President and Secretary, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango may be reached by e-mail at: investorrelations@newalliancebank.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain, and from time to time our management may make, certain statements that may constitute “forward-looking statements” as that term is defined in the U.S. federal securities laws. Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of management and are generally identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. Management’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on our operations and our subsidiaries include, but are not limited to:

•	Changes in the interest rate environment may reduce our net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held;
•	General economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;
•	Adverse changes may occur in the securities markets impacting the value of our investments;
•	Competitive pressures among depositary and other financial institutions may increase significantly and may decrease the profit margin associated with our business;
•	Recent government initiatives, including the Emergency Economic Stabilization Act of 2008 (“EESA”) are expected to have a profound effect on the financial services industry and could dramatically change our competitive environment;
•	Other legislative or regulatory changes, including those related to residential mortgages and changes in accounting standards, may adversely affect the businesses in which we are engaged;
•	Local, state or federal taxing authorities may take tax positions that are adverse to us;
•	Our competitors may have greater financial resources and develop products that enable them to compete more successfully than us;
•	Expected cost savings associated with completed mergers may not fully be realized or realized within expected time frames;
•	Deposit attrition, customer loss or revenue loss following completed mergers may be greater than expected;
•	Costs or difficulties related to the integration of acquired businesses may be greater than expected; and
•	Unfavorable changes related to economic stress and dislocation may impact our vendors, counter-parties, and other entities on which we have dependence.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by applicable law or regulation, management undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

NEWALLIANCE BANCSHARES, INC.

In 2003, NewAlliance was organized as a Delaware business corporation in connection with the conversion of NewAlliance Bank (the “Bank”), formerly New Haven Savings Bank, from mutual to capital stock form, which became effective on April 1, 2004. The Bank’s conversion resulted in the Company owning all of the Bank’s outstanding capital stock. The Bank is now a wholly-owned subsidiary of the Company, a bank holding company regulated by the Federal Reserve Board. On April 1, 2004, the Bank changed its name to NewAlliance Bank. The Bank was originally founded in 1838 as a Connecticut-chartered mutual savings bank and is regulated by the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation.

NewAlliance is the third largest banking institution headquartered in Connecticut and the fourth largest based in New England with consolidated assets of $8.58 billion and stockholders’ equity of $1.41 billion at June 30, 2009. NewAlliance delivers financial services to individuals, families and businesses throughout Connecticut and Western Massachusetts. NewAlliance Bank provides commercial banking, retail banking, consumer financing, and trust and investment services through 87 banking offices, 104 ATMs and its internet website (www.newalliancebank.com). NewAlliance common stock is traded on the NYSE under the symbol “NAL”.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or any other offering document, the net proceeds from the sale of the securities will be used for general corporate purposes, including enhancements of regulatory capital, working capital, acquisitions, capital expenditures and the repayment of indebtedness.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges on a historical basis for the periods indicated.

	6 Months
	Ended
	June 30,	For the Years Ended December 31,

	2009	2008	2007	2006	2005	2004

Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	1.71	1.63	1.39	1.99	2.75	1.16
Including interest on deposits	1.37	1.32	1.17	1.44	1.79	1.07

For the purposes of computing this ratio, (i) “earnings” consist of pre-tax income plus fixed charges; (ii) “fixed charges” means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expenses. As of the date of this prospectus, we had no shares of preferred stock outstanding and did not pay dividends on any preferred stock for any of the periods presented.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer and sell from time to time, in one or more offerings, the following securities:

•	shares of common stock;
•	shares of preferred stock;
•	warrants, which may be exercisable for common stock, preferred stock, debt securities, depositary shares or other securities;
•	debt securities, which may be senior or subordinated, and which may be convertible into or exchangeable for other securities;
•	depositary shares in respect of our preferred stock;
•	stock purchase contracts;
•	stock purchase units; and
•	units.

This prospectus contains summary descriptions of the securities we may offer, but these summaries are not meant to be complete descriptions of such securities. The specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus, will be described in a prospectus supplement and additional offering materials, if any. This prospectus together with the accompanying prospectus supplement and additional offering materials, if any, will contain the material terms of the securities being offered, including the specific types, amounts, prices and detailed terms of any of these securities. In addition, the summaries below are qualified in their entirety by reference to our Restated Certificate of Incorporation (“Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 228,000,000 shares of capital stock, consisting of 190,000,000 shares of common stock having a par value of $0.01 per share, and 38,000,000 shares of preferred stock having a par value of $0.01 per share. As of October 26, 2009, 106,788,000 shares of common stock were outstanding. We have not yet issued any shares of our preferred stock.

Description of Common Stock

General

We may issue common stock from time to time. Each issued and outstanding share of our common stock will have the same rights as, and will be identical in all respects with, each other share of such stock. Upon payment of the purchase price for the common stock, all such stock will be duly authorized, fully paid, validly issued and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors, the holders of common stock possess all voting power. Directors serve three-year staggered terms so that only approximately one-third of the Board is elected at each annual meeting of stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive and share equally in such dividends as our Board of Directors may declare out of funds legally available for such payments. State and federal laws and regulations place limitations on the payment of dividends.

Liquidation

In the event of any liquidation, dissolution or winding up of NewAlliance Bank, NewAlliance Bancshares, Inc., as the holder of 100% of NewAlliance Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of NewAlliance Bank available for distribution. In the event of our liquidation, dissolution or winding up, after payment or provision for payment of all our debts and liabilities (including all deposits and accrued interest thereon) and subject to the rights of any outstanding series of preferred stock, the holders of our common stock would be entitled to share in all assets remaining for distribution to common stockholders according to their interests.

Preemptive Rights

Holders of our common stock have no preemptive rights and no right to convert their stock into any other securities.

Redemption and Sinking Fund

There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Listing and Transfer Agent

American Stock Transfer Company serves as the registrar and transfer agent for our common stock. Our common stock trades on the NYSE under the trading symbol “NAL”.

Description of our Preferred Stock

We may issue preferred stock from time to time. None of the 38,000,000 authorized shares of preferred stock is outstanding as of the date of this prospectus. Our Board of Directors may, without stockholder approval but subject to certain regulatory approvals, create and issue one or more series of preferred stock. In connection with the creation and issuance of such stock, our Board of Directors may establish or change the number of shares in each such series, fix and state the voting powers, designations, preferences and the relative or special rights or privileges of the shares of any series so established and the qualifications thereon without further vote or action by the stockholders. If and when issued, the preferred stock may rank senior to the common stock as to dividend rights, liquidation preferences, or both, and may have full, limited or no voting rights. Accordingly, the issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

For any series of preferred stock that we may issue, the Board of Directors will determine, and for any such series that may be offered pursuant to this prospectus, the prospectus supplement relating to such series will describe:

•	the number of shares constituting the series and the distinctive designation of the series;
•	the price at which the preferred stock shall be issued;
•	any right to convert or exchange shares of the series into any other class or series of our stock and the price or rate, time, manner and condition upon which such conversion or exchange rights may be exercised;
•	the dividend rate, or method of calculating the dividend rate, the dates on which dividends will be payable, whether the dividends will be cumulative or noncumulative and if cumulative, the dates from which the dividends will accumulate;
•	whether the shares of the series are redeemable and if redeemable, whether such shares may be redeemed for cash, property or rights or any combination thereof, and the times during which the shares may be redeemed, and the prices or rates at which such shares may be redeemed, which such price or rate may, but need not, vary according to the time and circumstances of such action;
•	any voting rights;
•	any preemptive rights;
•	any rights upon our dissolution or liquidation, including the amount of liquidation per share, if any; and
•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

Provisions in our Certificate of Incorporation and Bylaws Delaying or Preventing a Change in Control

Our Certificate of Incorporation and Bylaws contain a number of provisions, relating to corporate governance and rights of stockholders that may have the effect of delaying or preventing a change of control of NewAlliance. In addition, these provisions will also render the removal of our Board of Directors or management of NewAlliance more difficult. The summaries below are qualified in their entirety by reference to our Certificate of Incorporation and Bylaws, the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.

Directors

Our Board of Directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our Board of Directors. Further, our Bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Our Certificate of Incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of stock entitled to vote.

Prohibition on Cumulative Voting

Our Certificate of Incorporation prohibits cumulative voting for the election of directors.

Restrictions on Call of Special Meetings

Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Stockholders are not authorized to call a special meeting of stockholders.

Authorized but Unissued Shares of Preferred Stock

In the event of a proposed merger, tender offer or other attempt to gain control of NewAlliance that the Board of Directors does not approve, the Board of Directors could authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of NewAlliance.

Amendments to Certificate of Incorporation and Bylaws

Amendments to our Certificate of Incorporation must be approved by our Board of Directors and also by a majority of the then-outstanding shares of NewAlliance’s voting stock; provided, however, that approval by at least 80% of the then-outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of NewAlliance common stock, or more than 5% of NewAlliance common stock for control purposes;

(ii)	The inability of stockholders to act by written consent;

(iii)	The inability of stockholders to call special meetings of stockholders;

(iv)	The division of the Board of Directors into three staggered classes;

(v)	The ability of the Board of Directors to fill vacancies on the Board;

(vi)	The inability to deviate from the manner prescribed in the Bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

(vii)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

(viii)	The ability of the Board of Directors to amend and repeal the Bylaws;

(ix)	The ability of the Board of Directors to consider a variety of factors in evaluating offers to purchase or otherwise acquire NewAlliance; and

(x)	The provisions concerning business combinations with interested stockholders and others.

The Bylaws may be amended by the affirmative vote of a majority of our directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

Supermajority Vote

Our Certificate of Incorporation requires the affirmative vote of holders of at least 80% of the voting power of the then-outstanding shares of stock to approve a business combination with an Interested Stockholder, as defined in the Certificate of Incorporation, including the following transactions: (i) any acquisition or consolidation with an Interested Stockholder, or an affiliate of an Interested Stockholder; (ii) any sale, lease or other disposition of 25% or more of our assets to an Interested Stockholder or an affiliate of such Interested Stockholder; (iii) the issuance or transfer by NewAlliance of any securities to an Interested Stockholder or an affiliate of such Interested Stockholder in exchange for cash, securities or other property having a fair market value of at least 25% of our outstanding common stock; (iv) the adoption of any plan or proposal for the liquidation or dissolution of NewAlliance proposed by an Interested Stockholder or an affiliate of such Interested Stockholder; or (v) any transaction which has the effect of increasing the proportional share of the ownership of securities of NewAlliance by an Interested Stockholder or an affiliate of such Interested Stockholder. An Interested Stockholder is defined in our Certificate of Incorporation as the owner of more than 10% of voting power of the outstanding voting stock, a person who has succeeded (including through assignment) to any shares of the voting stock within a two-year period of such voting stock being owned by an Interested Stockholder through a series of transactions, not involving a public offering, or an affiliate of NewAlliance who was the beneficial owner of at least 10% of our voting stock within a two-year period immediately prior to the date in question. Voting stock is defined in our Certificate of Incorporation as outstanding shares of NewAlliance entitled to vote in the election of directors. Only a majority vote of stockholders is required, however, if two-thirds of our disinterested directors approve the transaction, or certain fair price provisions are satisfied. Our Certificate of Incorporation also requires the affirmative vote of 80% of the then-outstanding shares of stock to approve other business combination transactions unless approved by two-thirds of disinterested directors.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities, depositary shares or other securities from time to time. Warrants may be issued independently or together with securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, which will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

The following is a summary of certain general terms of warrants and warrant agreements. The summary description of the warrants and warrant agreement in the applicable prospectus supplement may not be complete and shall be qualified in their entirety by reference to all provisions of the applicable warrant and warrant agreement. The forms of the warrants and the warrant agreements relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for additional information before you purchase any warrants.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the offering price;
•	in the case of warrants for common stock, the amount of common stock purchasable upon the exercise of those warrants;
•	in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock purchasable upon exercise of such warrants or that are underlying the depositary shares that can be purchased upon exercise of such warrants;
•	in the case of warrants for debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder of the warrants exercises them;
•	the period during which and the price at which the preferred stock, common stock, debt securities, depositary shares or other securities may be purchased upon exercise;
•	any material federal income tax consequences relevant to the warrants;
•	the amount of warrants outstanding as of the most recent practicable date; and
•	any other material terms of such warrants.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred or common stock, depositary shares or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred or common stock, depositary shares or other securities, holders of such warrants will not have any of the rights of holders of such securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred or common stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct unsecured general obligations; and
•	either senior debt securities or subordinated debt securities.

Senior debt securities will be issued under an indenture, which we refer to in this prospectus as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, which we refer to in this prospectus the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called in this prospectus the “indentures,” and the senior debt securities and the subordinated debt securities are called in this prospectus “debt securities.”

We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, the provisions in the indentures. In the description below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Since we are a bank holding company with no significant assets other than the Bank, we depend upon dividends from the Bank for all of our revenues. Accordingly, our ability to service our debt, including the debt securities, is dependent upon the results of operations of the Bank and our receipt of dividends or other capital distributions from the Bank. Various statutory and regulatory restrictions, however, directly or indirectly limit the amount of dividends the Bank can pay. Because the debt securities will be our exclusive obligations and neither indenture requires our subsidiaries to guarantee the debt securities, the holders of debt securities will effectively have a junior position to claims of the creditors and preferred stockholders of our subsidiaries.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among others, some or all of the following:

•	the form and title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the place where the principal of, premium, if any, and interest on any debt securities will be payable;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the date or dates on which the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, the date from which such interest shall accrue and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the Events of Default (as defined below) or covenants;

•	any changes to the terms and conditions upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any trustee, or paying agent or security registrar, if other than the trustee; and

•	any other terms of the debt securities. (Section 2.01)

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 6.02)

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 1.01(a))

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt. (Section 13.01 of the senior indenture)

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including the senior debt securities and other debt to the extent described in a prospectus supplement. (Section 13.01 of the subordinated indenture)

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve Board for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

•	not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. The indentures also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets in accordance with the abovementioned terms and conditions, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 9.11 and 11.01)

Events of Default and Remedies

In the indentures, “Default” with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, “Event of Default” with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•	failure to make a sinking fund payment on any debt security of that series when due;

•	subject to certain exceptions, the breach or failure to perform any other covenant or warranty in the indenture, other than a covenant a default in the performance of which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series, that continues for 60 days after being given written notice as specified in the indenture;

•	subject to certain exceptions and limitations, a default under any agreement or instrument relating to other indebtedness of the Company;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture. (Section 8.01)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of such series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 8.01)

Holders of a series of debt securities may not enforce the indenture or a series of debt securities, except as provided in the indenture or a series of debt securities. (Section 8.04) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 9.02) Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 8.06)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 10.02)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	adding an Event of Default;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities. (Section 10.01)

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We will be deemed to have paid and discharged the entire indebtedness on the securities after we deposit with the trustee sufficient cash or government securities, as applicable, to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series and meet certain other conditions. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an Internal Revenue Service letter ruling or change in federal tax law. We must deliver an officer’s certificate to the effect that the debt securities of any series, if then listed on any securities exchange, will not be delisted solely as a result of such deposit, and that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with. Additionally, we may not have a default on the debt securities discharged on the date of deposit, the discharge may not violate any of our agreements, and the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Concerning the Indenture Trustee

Wilmington Trust Company will initially act as trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will require the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will require the trustee to resign as trustee under either the senior indenture or the subordinated indenture.

Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 9.09)

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 9.09)

The trustee will transmit to the holders such reports concerning the Trustee and its actions under the indentures as may be required pursuant to the Trust Indenture Act at the times and the manner provided pursuant thereto. (Section 7.03)

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 14.05)

Governing Law

The indentures are and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Officers, Directors, Employees or Stockholders

Our officers, directors, employees and stockholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 14.15)

Form, Denominations and Registration; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 2.03) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 2.05)

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or any successor depositary, which we refer to as a “depositary”, and will be represented by one or more global notes registered in the name of a nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the applicable indenture.

Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

We expect that DTC or its nominee will credit participants’ accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

If (1) the depositary notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days or (2) an Event of Default with respect to a series of debt securities shall have occurred and be continuing, the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

DTC has indicated that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Although DTC has established the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and the DTC book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units; and
•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

SELLING SECURITY HOLDERS

The securities covered by this prospectus include securities that may be offered or sold by holders other than us. In such a case, we will provide you with a prospectus supplement naming the selling security holders, the amount of securities of the class owned by such holder before and after the offering, the amount of securities to be registered and sold and any other terms of the securities being sold by each selling security holder. A selling security holder may resell all, a portion or none of such holder’s securities at any time and from time to time in an offering covered by this prospectus and the accompanying prospectus supplement. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and certain holders of our securities may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	directly by us or selling security holders to purchasers; or
•	through marketing firms.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; or
•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any selling security holders, underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from such sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable “best efforts” basis for the period of its appointment.

If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we or selling security holders will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement. The dealer may be deemed to be an underwriter under the Securities Act.

Offers to purchase the offered securities may be solicited directly by us or selling security holders, and the sale thereof may be made by us or selling security holders directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

We or selling security holders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements with us or selling security holders and its compensation will be described in the applicable prospectus supplement.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Selling security holders, agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or selling security holders in the ordinary course of business.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Hinckley, Allen & Snyder LLP, Hartford, Connecticut.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee	$(1)
Trustee fees	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1) To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to
Rule 457(r).
(2) These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Indemnification of Directors and Officers.

Our Certificate of Incorporation and Bylaws contain provisions which limit the liability of and indemnify each of our directors, officers, employees and agents. We have entered into indemnification agreements with our directors and certain officers. The provisions of these documents generally provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation or business entity, shall be indemnified and held harmless by NewAlliance to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by NewAlliance the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit Number
1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation of NewAlliance Bancshares, Inc. (Incorporated herein by reference to Exhibit 3.1 filed with the Company’s Quarterly Report on Form 10-Q, filed August 13, 2004)
3.2	Amended and Restated Bylaws of NewAlliance Bancshares, Inc. (Incorporated herein by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K, filed November 2, 2007)
4.1	Form of Indenture between the registrant and The Wilmington Trust Company, as Trustee, relating to the Senior Debt**
4.2	Form of Senior Debt Security*
4.3	Form of Indenture between the registrant and The Wilmington Trust Company, as Trustee, relating to the Subordinated Debt**
4.4	Form of Subordinated Debt Security*
4.5	Form of Common Stock Certificate for NewAlliance Bancshares, Inc. (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 on NewAlliance Bancshares, Inc. filed with the SEC on September 30, 2003 (File No. 333-109266)
4.6	Form of Preferred Stock Certificate of Designation*
4.7	Form of Preferred Stock Certificate*
4.8	Form of Depositary Agreement*
4.9	Form of Depositary Receipt*
4.10	Form of Warrant Agreement*
4.11	Form of Warrant*
4.12	Form of Stock Purchase Contract*
4.13	Form of Unit Agreement*
5.1	Opinion of Hinckley, Allen & Snyder LLP**
12.1	Computation of ratio of earnings to fixed charges**
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Hinckley, Allen & Snyder LLP (see Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page of this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Wilmington Trust Company, as Trustee under the Indenture relating to the Senior Debt Securities**
25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Wilmington Trust Company, as Trustee under the Indenture relating to the Subordinated Debt Securities**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, subsequent to the effective date of this registration statement.
**	Filed herewith.

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by NewAlliance Bancshares, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of NewAlliance Bancshares, Inc.’s annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut on October 27, 2009.

NewAlliance Bancshares, Inc.

By:	/s/ Donald T. Chaffee	October 27, 2009
Donald T. Chaffee
Executive Vice President and Interim Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald T. Chaffee, Executive Vice President and Interim Chief Financial Officer, and Mark F. Doyle, Senior Vice President and Chief Accounting Officer, and each of them to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Peyton R. Patterson	Chairman of the Board, President and	October 27, 2009
Peyton R. Patterson	Chief Executive Officer
(principal executive officer)

/s/ Donald T. Chaffee	Executive Vice President and Interim Chief	October 27, 2009
Donald T. Chaffee	Financial Officer
(principal financial officer)

/s/ Mark F. Doyle	Senior Vice President and Chief Accounting	October 27, 2009
Mark F. Doyle	Officer
(principal accounting officer)

/s/ Douglas K. Anderson	Director	October 27, 2009
Douglas K. Anderson

/s/ Roxanne J. Coady	Director	October 27, 2009
Roxanne J. Coady

/s/ Sheila B. Flanagan	Director	October 27, 2009
Sheila B. Flanagan

/s/ Carlton L. Highsmith	Director	October 27, 2009
Carlton L. Highsmith

/s/ Robert J. Lyons, Jr.	Director	October 27, 2009
Robert J. Lyons, Jr.

/s/ Eric A. Marziali	Director	October 27, 2009
Eric A. Marziali

/s/ Julia M. McNamara	Director	October 27, 2009
Julia M. McNamara

/s/ Gerald B. Rosenberg	Director	October 27, 2009
Gerald B. Rosenberg

/s/ Joseph H. Rossi	Director	October 27, 2009
Joseph H. Rossi

/s/ Nathaniel D. Woodson	Director	October 27, 2009
Nathaniel D. Woodson

/s/ Joseph A. Zaccagnino	Director	October 27, 2009
Joseph A. Zaccagnino

EXHIBIT INDEX

Exhibit Number
1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation of NewAlliance Bancshares, Inc. (Incorporated herein by reference to Exhibit 3.1 filed with the Company’s Quarterly Report on Form 10-Q, filed August 13, 2004)
3.2	Amended and Restated Bylaws of NewAlliance Bancshares, Inc. (Incorporated herein by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K, filed November 2, 2007)
4.1	Form of Indenture between the registrant and The Wilmington Trust Company, as Trustee, relating to the Senior Debt**
4.2	Form of Senior Debt Security*
4.3	Form of Indenture between the registrant and The Wilmington Trust Company, as Trustee, relating to the Subordinated Debt**
4.4	Form of Subordinated Debt Security*
4.5	Form of Common Stock Certificate for NewAlliance Bancshares, Inc. (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 on NewAlliance Bancshares, Inc. filed with the SEC on September 30, 2003 (File No. 333-109266)
4.6	Form of Preferred Stock Certificate of Designation*
4.7	Form of Preferred Stock Certificate*
4.8	Form of Depositary Agreement*
4.9	Form of Depositary Receipt*
4.10	Form of Warrant Agreement*
4.11	Form of Warrant*
4.12	Form of Stock Purchase Contract*
4.13	Form of Unit Agreement*
5.1	Opinion of Hinckley, Allen & Snyder LLP**
12.1	Computation of ratio of earnings to fixed charges**
23.1	Consent of PricewaterhouseCoopers LLP**
23.2	Consent of Hinckley, Allen & Snyder LLP (see Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page of this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Wilmington Trust Company as Trustee under the Indenture relating to the Senior Debt Securities**
25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Wilmington Trust Company, as Trustee under the Indenture relating to the Subordinated Debt Securities**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, subsequent to the effective date of this registration statement.
**	Filed herewith.